UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

DIH HOLDING US, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41250	98-1624542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Accord Park Drive; Suite D-1 Norwell, Massachusetts	02061
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 871-2101

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DHAI	The Nasdaq Stock Market LLC
Warrants	DHAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2025, DIH Holding US, Inc., a Delaware corporation (the “Company”) entered into a common shares purchase agreement (the “Purchase Agreement”) with a certain investor (the “Investor”) pursuant to which the Company agreed to sell and issue to the Investor in a private placement offering (the “Offering”) up to the lesser of (i) $22,000,000 in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable shares of Class A common stock of the Company, par value $0.0001 per share (the “Common Shares”) and (ii) 10,458,031 Common Shares (representing 19.99% of the voting power or number of Common Shares, issued and outstanding immediately prior to the execution of the Purchase Agreement), as adjusted pursuant to the terms of the Purchase Agreement. In consideration for the Investor’s execution and delivery of the Purchase Agreement, the Company agreed to issue to the Investor 100,000 Common Shares and a pre-funded warrant to purchase an additional 100,000 Common Shares as a commitment fee. The Investor agreed that such securities would be returned in the event the Company’s Nasdaq Hearings Panel Appeal was not successful.

Upon the satisfaction of all of the conditions to commencement of the Company’s rights to sell Common Shares under the terms of the Purchase Agreement, the Company shall have the right, but not the obligation, to direct the Investor to purchase a number of Common Shares (the “VWAP Purchase Share Request”) at the VWAP Purchase Price. The VWAP Purchase Price is the price per Common Share equal to 94% of the lowest daily VWAP over the prior three trading days including the date of the purchase.

The Common Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Common Shares has not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The Company intends to use the net proceeds from the Offering for working capital and general purposes.

The Company has agreed to file, within 45 trading days after execution of the Purchase Agreement, a registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (“Commission”) covering the resale of the Common Shares and has agreed to use commercially reasonable efforts to cause such registration to become effective as soon as reasonably practicable following the filing thereof with the Commission.

The Purchase Agreement terminates automatically on the first day of the month next following the 36-month anniversary of the effective date of the Initial Registration Statement, unless sooner terminated pursuant to its terms.

The foregoing description of the Purchase Agreement, does not purport to be complete and is qualified in its entirety by references to the full text of the Purchase Agreement, which is filed as Exhibit 10.1, to this Current Report, and incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 relating to the issuance of the Common Shares is hereby incorporated by reference into this Item 3.02.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Common Shares Purchase Agreement, dated October 15, 2025.
104	Cover Page Interactive Data File (Formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIH HOLDING US, INC.

Date: October 21, 2025	By:	/s/ Jason Chen
Jason Chen
Chief Executive Officer and Chairman